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                                                                     Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-33284 and 333-00973 and Post-Effective Amendment No. 1 to Registration Statement No. 333-100623 of Public Service Company of Oklahoma on Form S-3 of our reports dated February 21, 2003, appearing in and incorporated by reference in this Annual Report on Form 10-K of Public Service Company of Oklahoma for the year ended December 31, 2002.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Columbus, Ohio
March 20, 2003